EXHIBIT 99.1

Yext, Inc. Announces Third Quarter Fiscal 2019 Results

–	Third Quarter Revenue of $58.7 Million, an Increase of 33% Year-Over-Year

–	Issues Revenue Guidance of $62.0 Million - $63.0 Million for the Fourth Quarter Fiscal 2019

–	Updates Revenue Guidance for Fiscal 2019 to $227 Million - $228 Million

NEW YORK, November 29, 2018 /PRNewswire/ -- Yext, Inc. (NYSE: YEXT), the leader in digital knowledge management (DKM), today announced its results for the three months ended October 31, 2018, or the Company's third quarter of fiscal 2019.
“We had a record quarter with $58.7 million in revenue, adding nearly 80 new enterprise logos in the third quarter alone and more than 200 over the first nine months of the year,” said Howard Lerman, Founder and Chief Executive Officer of Yext. “We believe leading brands are recognizing the highly attractive returns our revolutionary platform can deliver through higher revenue, improved process efficiencies, and better visibility in intelligent services.
“During the quarter, a record number of attendees - more than 1,200 - participated in our ONWARD18 conference, which, in our view, has become the marquee event in digital knowledge. Customers such as T-Mobile, Farmers Insurance, Inspire Brands, Steward Health Care and Boston Market, as well as technology partners such as Amazon, Google, Microsoft, Snap Inc. and Waze, shared their views on how AI, augmented reality, machine learning, digital assistants and intelligent search are re-shaping the world.
“At ONWARD18, we unveiled the next generation of DKM - called Yext Brain - which lets any business structure its data to provide direct answers to complex questions that consumers ask, whether it's on the business' own website or services like Siri and Alexa. With the innovations of Yext Brain, we have extended our track record of providing our customers with leading-edge features that help them meet the opportunities of the Intelligent Future.
“Tickets for ONWARD19 will be available for purchase soon, and we hope even more of our investors will join our customers and partners next year.”

Third Quarter Fiscal 2019 Highlights:

•
Revenue of $58.7 million, a 33% increase as compared to the $44.3 million reported in third quarter fiscal 2018. The revenue increase was primarily due to the continued growth of our customer base and higher revenue from existing customers, primarily due to expanded subscriptions.

•
Gross Profit of $43.9 million, a 34% increase as compared to the $32.7 million reported in third quarter fiscal 2018. Gross margin of 74.7% as compared to the 73.7% reported in third quarter fiscal 2018.

•	Net Loss and Non-GAAP Net Loss:

•
Net loss of $24.8 million increased 45% as compared to the $17.1 million net loss in third quarter fiscal 2018. The increased loss was driven by increased operating expenses, primarily in sales and marketing associated with increased headcount and higher field marketing costs, including ONWARD18, incurred due to efforts to acquire new customers.

•
Non-GAAP net loss of $11.8 million increased 6% as compared to the $11.1 million non-GAAP net loss in the third quarter fiscal 2018. The increase was due to the same factors that drove the higher net loss.

•	Net Loss Per Share and Non-GAAP Net Loss Per Share:

•	Net loss per share of $0.25 in the third quarter of fiscal 2019 compared to a net loss per share of $0.19 in the third quarter of fiscal 2018.

•	Non-GAAP net loss per share of $0.12 in the third quarter of fiscal 2019 compared to a non-GAAP net loss per share of $0.12 in the third quarter of fiscal 2018.

•
Net loss per share and non-GAAP net loss per share were based on 99.6 million weighted-average shares outstanding for the third quarter of fiscal 2019 and 90.4 million weighted-average shares outstanding for the third quarter of fiscal 2018.

Readers are encouraged to review the tables labeled "Reconciliation of GAAP to Non-GAAP Financial Measures" at the end of this release.

•	Balance Sheet: Cash, cash equivalents and marketable securities of $107.0 million as of October 31, 2018.

•
Cash Flow: Net cash used in operating activities for the third quarter of fiscal 2019 was $22.6 million as compared to net cash used in operating activities of $16.4 million in the same period in fiscal 2018. The decrease in the current period reflects, in part, the earlier timing of ONWARD18, as the previous event had occurred in the fourth quarter of fiscal 2018. Net cash used in operating activities over the first nine months of fiscal 2019 was $25.6 million as compared to net cash used in operating activities of $30.3 million in the same period in fiscal 2018. The improvement over fiscal 2018 reflects a greater source of cash from working capital.

Recent Business Highlights:

•
Unveiled several new services and features at ONWARD18, including: Yext Brain, an AI-ready data structure that allows businesses to define any fact and designate relationships among those facts; Yext Think, an answers engine powering experiences on a business's own website with direct answers; and AI Pages, which creates smart landing pages for anything stored in Yext Brain.

•
Announced a global integration with Snapchat, putting businesses in control of the facts about them on one of the world's most active social platforms. With this integration, the information consumers see about businesses using Yext in Snapchat's Context Cards and Organic Venue Geofilters will be powered directly by the Yext Brain.

•
Issued the Fall '18 Release, providing new services and features, including: a self-service option for Yext Pages, giving businesses a fast and easy way to generate smart, transactional, AI-ready pages with just a few clicks; and updates to intelligent review response, making it easier for businesses to respond to reviews and see analytics on review response processes.

•
Expanded the capabilities of the Yext App Directory through additional integrations with Tableau, a business intelligence and analytics platform. The Yext App Directory allows customers to connect the digital knowledge they are managing within Yext to other software systems used across the enterprise, such as Salesforce, HubSpot, Zendesk, and StoreForce.

•	Named a Great Place to Work on Fortune's list of the Top 100 Medium-Size Workplaces.
Financial Outlook:
Yext is also providing the following guidance for its fourth fiscal quarter ending January 31, 2019 and the fiscal year ending January 31, 2019, which does not reflect the impact of the new accounting standard ASC 606. Yext expects to become a large accelerated filer and thus cease to be an emerging growth company at fiscal year end and will be required to adopt ASC 606 on January 31, 2019. The Company is continuing its process to analyze and quantify the effect of adoption on its consolidated financial statements. Accordingly, consistent with its past practice, the following guidance is provided on the basis of ASC 605.

•	Fourth Quarter Fiscal 2019 Outlook:

•	Revenue is projected to be $62.0 million to $63.0 million.

•	Non-GAAP net loss per share is projected to be $0.09 to $0.10, which assumes 101.7 million weighted-average shares outstanding.

•	Full Year Fiscal 2019 Outlook:

•	Revenue is projected to be $227 million to $228 million.

•	Non-GAAP net loss per share is projected to be $0.41 to $0.42. This assumes 98.5 million weighted-average shares outstanding.
Readers are encouraged to review the tables labeled "Reconciliation of GAAP to Non-GAAP Financial Measures" at the end of this release.

Conference Call Information
Yext will host a conference call at 5:00 P.M. Eastern Time (2:00 P.M. Pacific Time) today to discuss its financial results. To join, participants may call 1.877.883.0383 (U.S. callers) or 1.412.902.6506 (international callers) using conference ID number 6601683. A live audio webcast of the call will also be available on the Investor Relations section of the Company’s website at investors.yext.com. A replay of the call will be available until December 6, 2018 at 11:59 P.M. Eastern Time by dialing 1.877.344.7529 (U.S. callers) or 1.412.317.0088 (international) and entering passcode 10126527.

About Yext
Yext (NYSE: YEXT) is the leading Digital Knowledge Management (DKM) platform. Yext's mission is to give companies control over their brand experiences across the digital universe of maps, apps, search engines, voice assistants, and other intelligent services that drive consumer discovery, decision, and action. Today, thousands of businesses including brands like Taco Bell, Rite Aid and Steward Health Care use the Yext Knowledge Engine™ to manage their digital knowledge in order to boost brand engagement, drive foot traffic, and increase sales.
Yext has been named a Best Place to Work by Fortune and Great Place to Work® as well as a Best Workplace for women.  Yext is headquartered in New York City with offices in Berlin, Chicago, Dallas, Geneva, London, Paris, Tyson's Corner, San Francisco, Shanghai, and Tokyo. For more information, visit www.yext.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements including, but not limited to, statements regarding our revenue, non-GAAP net loss and shares outstanding for our fourth fiscal quarter 2019 and full year fiscal 2019 in the paragraphs under "Financial Outlook" above, and other statements regarding our expectations regarding the growth of our company, our market opportunity and our industry. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential," "might," "would," "continue," or the negative of these terms or other comparable terminology. Actual events or results may differ from those expressed in these forward-looking statements, and these differences may be material and adverse.
We have based the forward-looking statements contained in this release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, strategy, short- and long-term business operations, prospects, business strategy and financial needs. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, our ability to renew existing customers and attract new customers; our ability to successfully compete in new geographies; our ability to recruit and retain our enterprise-level sales force; our ability to expand our publishing network to obtain new partners; our ability to develop new product and platform offerings to expand our market opportunity; the impact of newly adopted accounting standards on our financial results and guidance; our ability to release product updates that are adopted by our customers; our ability to manage our growth effectively; the number of options exercised by our employees and former employees; and the accuracy of the assumptions and estimates underlying our financial projections. For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, which are available at http://investors.yext.com and on the SEC's website at https://www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings we make with the SEC from time to time. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
The forward-looking statements made in this release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date hereof or to conform such statements to actual results or revised expectations, except as required by law.

Non-GAAP Measurements
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables include non-GAAP net loss, non-GAAP net loss per share and non-GAAP net loss margin. Non-GAAP net loss, non-GAAP net loss per share and non-GAAP net loss margin are financial measures that are not calculated in accordance with GAAP. We define these non-GAAP net loss financial measures as our GAAP net loss as adjusted to exclude the effects of stock-based compensation expenses. Non-GAAP net loss per share is defined as non-GAAP net loss on a per share basis. See "Reconciliation of GAAP to Non-GAAP Financial Measures" for a discussion of the applicable weighted-average shares outstanding. Non-GAAP net loss margin is defined as non-GAAP net loss divided by revenue. We believe these non-GAAP financial measures provide investors and other users of our financial information consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our results of operations. With respect to non-GAAP net loss margin, we believe this metric is useful in evaluating our profitability relative to the amount of revenue generated, excluding the impact of stock-based compensation expense. We also believe these non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics eliminate the effects of stock-based compensation, which may vary for reasons unrelated to overall operating performance.
We use these non-GAAP financial measures in conjunction with traditional GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our Board of Directors concerning our financial performance. Our definition may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish this or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP.
These non-GAAP financial measures may be limited in their usefulness because they do not present the full economic effect of our use of stock-based compensation. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of non-GAAP net loss to net loss, non-GAAP net loss per share to net loss per share and non-GAAP net loss margin to net loss margin, the most closely related GAAP financial measures. However, we have not reconciled the non-GAAP guidance measures disclosed under "Financial Outlook" to their corresponding GAAP measures because certain reconciling items such as stock-based compensation and the corresponding provision for income taxes depend on factors such as the stock price at the time of award of future grants and thus cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures is not available without unreasonable effort. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP net loss and non-GAAP net loss per share in conjunction with net loss and net loss per share.

For Further Information Contact:
James Hart
Yext Investor Relations
212.994.6768
IR@yext.com

YEXT, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(unaudited)

	October 31, 2018	January 31, 2018
Assets
Current assets:
Cash and cash equivalents	$28,337	$34,367
Marketable securities	78,697	83,974
Accounts receivable, net of allowances of $148 and $231, respectively	34,446	44,656
Prepaid expenses and other current assets	10,687	7,703
Deferred commissions, current	10,948	9,342
Total current assets	163,115	180,042
Property and equipment, net	11,635	11,438
Goodwill	4,623	4,924
Intangible assets, net	2,064	2,761
Other long term assets	4,825	4,324
Total assets	$186,262	$203,489
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$27,033	$27,416
Deferred revenue, current	83,193	89,474
Deferred rent, current	1,472	1,288
Total current liabilities	111,698	118,178
Deferred rent, non-current	2,096	3,213
Other long term liabilities	598	645
Total liabilities	114,392	122,036
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 50,000,000 shares authorized at October 31, 2018 and January 31, 2018; zero shares issued and outstanding at October 31, 2018 and January 31, 2018	—	—
Common stock, $0.001 par value per share; 500,000,000 shares authorized at October 31, 2018 and January 31, 2018; 107,277,643 and 100,482,264 shares issued at October 31, 2018 and January 31, 2018, respectively; 100,772,309 and 93,976,930 shares outstanding at October 31, 2018 and January 31, 2018, respectively	107	100
Additional paid-in capital	382,564	328,344
Accumulated other comprehensive loss	(1,448)	(1,636)
Accumulated deficit	(297,448)	(233,450)
Treasury stock, at cost	(11,905)	(11,905)
Total stockholders’ equity	71,870	81,453
Total liabilities and stockholders’ equity	$186,262	$203,489

YEXT, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share data)
(unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2018	2017	2018	2017
Revenue	$58,742	$44,332	$164,933	$122,181
Cost of revenue	14,886	11,658	41,772	31,887
Gross profit	43,856	32,674	123,161	90,294
Operating expenses:
Sales and marketing	45,669	32,756	122,869	91,891
Research and development	9,158	6,958	26,870	18,437
General and administrative	13,867	10,196	37,465	29,103
Total operating expenses	68,694	49,910	187,204	139,431
Loss from operations	(24,838)	(17,236)	(64,043)	(49,137)
Investment income	350	419	1,113	741
Interest income (expense)	74	(104)	(2)	(274)
Other expense, net	(194)	(132)	(583)	(667)
Loss from operations before income taxes	(24,608)	(17,053)	(63,515)	(49,337)
Provision for income taxes	(158)	(9)	(483)	(230)
Net loss	$(24,766)	$(17,062)	$(63,998)	$(49,567)

Net loss per share attributable to common stockholders, basic and diluted	$(0.25)	$(0.19)	$(0.66)	$(0.67)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	99,628,479	90,353,608	97,387,544	73,992,705

Other comprehensive income (loss):
Foreign currency translation adjustment	$126	$53	$22	$410
Unrealized gain (loss) on marketable securities	55	(88)	166	(148)
Total comprehensive loss	$(24,585)	$(17,097)	$(63,810)	$(49,305)

YEXT, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Nine months ended October 31,
	2018	2017
Operating activities:
Net loss	$(63,998)	$(49,567)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,028	3,751
Provision for bad debts	302	321
Stock-based compensation expense	31,943	15,002
Change in fair value of convertible preferred stock warrant liability	—	491
Deferred income taxes	(54)	(13)
Amortization of deferred financing costs	98	105
Amortization of premium on marketable securities	(61)	108
Gain on sale of marketable securities	—	(1)
Changes in operating assets and liabilities:
Accounts receivable	9,352	3,629
Prepaid expenses and other current assets	(3,325)	(1,989)
Deferred commissions	(1,831)	(1,152)
Other long term assets	(509)	(161)
Accounts payable, accrued expenses and other current liabilities	3,681	(2,625)
Deferred revenue	(5,298)	2,263
Deferred rent	(910)	(581)
Other long term liabilities	2	89
Net cash used in operating activities	(25,580)	(30,330)
Investing activities:
Purchases of marketable securities	(52,916)	(106,155)
Maturities of marketable securities	58,420	7,500
Sales of marketable securities	—	6,041
Capital expenditures	(4,321)	(2,747)
Net cash provided by (used in) investing activities	1,183	(95,361)
Financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	—	123,527
Payments of deferred offering costs	—	(4,263)
Proceeds from exercise of stock options	15,044	4,686
Proceeds from exercise of warrants	—	79
Repayments on Revolving Line	—	(5,000)
Payments of deferred financing costs	(159)	(99)
Proceeds, net from employee stock purchase plan withholdings	3,947	2,724
Net cash provided by financing activities	18,832	121,654
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(465)	229
Net decrease in cash, cash equivalents and restricted cash	(6,030)	(3,808)
Cash, cash equivalents and restricted cash at beginning of period	34,367	24,920
Cash, cash equivalents and restricted cash at end of period	$28,337	$21,112
Supplemental reconciliation of cash, cash equivalents and restricted cash reported within the condensed consolidated balance sheets:

(in thousands)	October 31, 2018	October 31, 2017
Cash and cash equivalents	$28,337	$21,112
Restricted cash	—	—
Total cash, cash equivalents and restricted cash	$28,337	$21,112

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three months ended October 31, 2018
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$14,886	$(820)	$14,066
Gross profit	$43,856	$(820)	$44,676
Sales and marketing	$45,669	$(6,891)	$38,778
Research and development	$9,158	$(2,369)	$6,789
General and administrative	$13,867	$(2,842)	$11,025
Loss from operations	$(24,838)	$(12,922)	$(11,916)
Net loss	$(24,766)	$(12,922)	$(11,844)
Net loss margin	(42)%	(22)%	(20)%

	Three months ended October 31, 2017
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$11,658	$(461)	$11,197
Gross profit	$32,674	$(461)	$33,135
Sales and marketing	$32,756	$(2,741)	$30,015
Research and development	$6,958	$(1,121)	$5,837
General and administrative	$10,196	$(1,614)	$8,582
Loss from operations	$(17,236)	$(5,937)	$(11,299)
Net loss	$(17,062)	$(5,937)	$(11,125)
Net loss margin	(38)%	(13)%	(25)%

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Nine months ended October 31, 2018
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$41,772	$(2,032)	$39,740
Gross profit	$123,161	$(2,032)	$125,193
Sales and marketing	$122,869	$(16,330)	$106,539
Research and development	$26,870	$(6,011)	$20,859
General and administrative	$37,465	$(7,570)	$29,895
Loss from operations	$(64,043)	$(31,943)	$(32,100)
Net loss	$(63,998)	$(31,943)	$(32,055)
Net loss margin	(39)%	(20)%	(19)%

	Nine months ended October 31, 2017
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$31,887	$(947)	$30,940
Gross profit	$90,294	$(947)	$91,241
Sales and marketing	$91,891	$(7,477)	$84,414
Research and development	$18,437	$(2,433)	$16,004
General and administrative	$29,103	$(4,145)	$24,958
Loss from operations	$(49,137)	$(15,002)	$(34,135)
Net loss	$(49,567)	$(15,002)	$(34,565)
Net loss margin	(41)%	(13)%	(28)%

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except share and per share data)
(unaudited)

	Three months ended October 31,
	2018	2017
Net loss	$(24,766)	$(17,062)
Stock-based compensation expense	12,922	5,937
Non-GAAP net loss	$(11,844)	$(11,125)

Net loss per share attributable to common stockholders, basic and diluted	$(0.25)	$(0.19)

Stock-based compensation expense per share	0.13	0.07
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.12)	$(0.12)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	99,628,479	90,353,608

	Nine months ended October 31,
	2018	2017
Net loss	$(63,998)	$(49,567)
Stock-based compensation expense	31,943	15,002
Non-GAAP net loss	$(32,055)	$(34,565)

Net loss per share attributable to common stockholders, basic and diluted	$(0.66)	$(0.67)

Stock-based compensation expense per share	0.33	0.20
Non-GAAP unweighted adjustment	—	0.09
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.33)	$(0.38)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	97,387,544	73,992,705

Non-GAAP unweighted adjustment	—	16,002,736
Non-GAAP number of shares outstanding in computing non-GAAP net loss per share attributable to common stockholders, basic and diluted	97,387,544	89,995,441

Note: the Company's IPO transaction closed on April 19, 2017, at which time the Company's convertible preferred stock converted to approximately 43.5 million shares and the Company issued an additional 12.1 million shares to investors in that offering. In order to serve as a better comparison, the Company calculated non-GAAP net loss per share for the nine months ended October 31, 2017, using the shares outstanding as of the end of the period, as if they had been outstanding for the whole period.

The Company calculated non-GAAP net loss per share for the three and nine months ended October 31, 2018 and three months ended October 31, 2017 using the weighted-average number of shares outstanding for the respective period and did not include a non-GAAP unweighted adjustment.

YEXT, INC.
Condensed Cash Flow Data
(in thousands)
(unaudited)

	Three months ended October 31,
	2018	2017
Net cash (used in) provided by:
Net loss	$(24,766)	$(17,062)
Adjustments to net loss for non-cash items	14,585	7,535
Changes in operating assets and liabilities	(12,383)	(6,854)
Operating activities	(22,564)	(16,381)
Investing activities	(2,489)	971
Financing activities	6,347	3,692
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(112)	(49)
Net decrease in cash, cash equivalents and restricted cash	(18,818)	(11,767)
Cash, cash equivalents and restricted cash at beginning of period	47,155	32,879
Cash, cash equivalents and restricted cash at end of period	$28,337	$21,112